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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Aramark Corporation
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                     LOGO
                                  OF ARAMARK

                       ---------------------------------

                     SECOND SUPPLEMENT TO PROXY STATEMENT

                       ---------------------------------

  The following information supplements and amends the Proxy Statement, dated January 8, 1998, and the Supplement to the Proxy Statement, dated January 26, 1998 (together, the "Proxy Statement"), of ARAMARK Corporation (the "Company") furnished in connection with the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on February 10, 1998, at 12:00 P.M., Philadelphia time, at the Company's executive offices at the ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania, and at any adjournments thereof, for the purposes set forth in the Notice of Annual Meeting accompanying the Proxy Statement. This Second Supplement should be read in conjunction with the Proxy Statement, as supplemented.

  On January 30, 1998, Metropolitan Life Insurance Company filed an amended complaint (the "Amended Complaint") against the Company and each of its directors (the "Directors") in the Court of Chancery of the State of Delaware in and for New Castle County (Civil Action No. 16142-NC).

  The Amended Complaint added one allegation to the Complaint as originally filed. The Amended Complaint alleges that the Directors failed to disclose the magnitude of the private company discount used to assess the fairness of the $347.50 per share price of Class A Common Stock in Share 100. As disclosed in the Proxy Statement, J.P. Morgan applied a private company discount in determining the range of values for the Class A Common Stock of $32.31 to $40.38 per share (on a Class B equivalent basis). The private company discount used by J.P. Morgan was 32.5%. This 32.5% private company discount was determined by J.P. Morgan to be appropriate to the valuation of the Class A Common Stock for purposes of Share 100 without direction from the Company. The Amended Complaint alleges that use of a private company discount is not permitted in the context of a cash-out transaction such as Share 100.

  As indicated in the earlier Supplement, a hearing on the motion to enjoin the transactions to be voted on at the Annual Meeting has been scheduled for February 5, 1998. The Company is opposing vigorously any injunction and plans to hold the Annual Meeting as scheduled.

Philadelphia, Pennsylvania
January 30, 1998

WE URGE YOU TO SEND IN YOUR PROXY CARDS AND ELECTION FORMS AS SOON AS POSSIBLE
     SO THAT THEY WILL BE RECEIVED PRIOR TO THE FEBRUARY 10 MEETING DATE.